UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2019 (June 1, 2019)

DuPont de Nemours, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38196	81-1224539
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

974 Centre Road, Building 730

Wilmington, DE 19805

(302) 774-1000

DowDuPont Inc.

974 Centre Road

Wilmington, DE 19805

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreements with Corteva, Inc.

Effective as of 12:01 a.m. on June 1, 2019, DuPont de Nemours, Inc. (formerly known as DowDuPont Inc.), (the “Company”) completed the previously announced separation of its agriculture business into a separate and independent public company by way of a distribution of Corteva, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Corteva”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Corteva’s common stock, par value $0.01 per share (the “Corteva Common Stock”), to holders of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), as of the close of business on May 24, 2019 (the “Corteva Distribution”).

Intellectual Property Cross-License Agreement

The Company entered into an Intellectual Property Cross-License Agreement with Corteva, effective as of June 1, 2019 (the “IP Cross-License Agreement”). The IP Cross-License Agreement sets forth the terms and conditions under which the applicable parties may use in their respective businesses, following the Corteva Distribution, certain know-how (including trade secrets), copyrights, and software, and certain patents and standards, allocated to another Party pursuant to the Separation and Distribution Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 2, 2019 (the “Separation Agreement”). The description of the IP Cross-License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the IP Cross-License Agreement, attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Letter Agreement

The Company entered into a letter agreement with Corteva effective as of June 1, 2019 (the “Letter Agreement”). The Letter Agreement sets forth certain additional terms and conditions related to the Corteva Distribution that are effective on the Company and Corteva, including certain limitations on each party’s ability to transfer certain businesses and assets to third parties without assigning certain of such party’s indemnification obligations under the Separation Agreement to the other party to the transferee of such businesses and assets or meeting certain other alternative conditions. The description of the Letter Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Letter Agreement, attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Amended and Restated Tax Matters Agreement

Effective as of June 1, 2019, the Company, Corteva and Dow entered into an amendment and restatement of the Tax Matters Agreement, by and among the Company, Corteva and Dow, effective as of April 1, 2019 (as so amended and restated, the “Amended and Restated Tax Matters Agreement”). The Amended and Restated Tax Matters Agreement governs the parties’ rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The parties amended and restated the Tax Matters Agreement in connection with the Corteva Distribution in order to allocate between the Company and Corteva certain rights and obligations of the Company provided in the original form of the Tax Matters Agreement. The description of the Amended and Restated Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amended and Restated Tax Matters Agreement, attached hereto as Exhibit 10.3, which is incorporated by reference herein.

Item 2.01	Completion of Material Acquisition or Disposition of Assets.

On June 1, 2019, the Company effected the Corteva Distribution and completed the separation of its agriculture business. Corteva will commence trading “regular way” under the symbol “CTVA” on the New York Stock Exchange on June 3, 2019.

Prior to the commencement of trading on June 3, 2019, the stockholders of record of the Company as of the close of business on May 24, 2019 received one (1) share of Corteva Common Stock for every three (3) shares of Company Common Stock held by such stockholders as of the close of business on May 24, 2019. The Company did not issue fractional shares of Corteva Common Stock in the Corteva Distribution; the Company’s stockholders will receive cash in lieu of fractional shares.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

In connection with the Corteva Distribution, each of Lamberto Andreotti, Robert A. Brown, Lois D. Juliber, Lee M. Thomas and Patrick J. Ward resigned from their positions as members of the Company’s Board of Directors (the “Board”), as well as their respective positions as members of various Committees thereof, in each case effective as of the completion of the Corteva Distribution. In addition, on June 1, 2019, the Board increased its size from seven (7) members to twelve (12) members, creating a total of ten (10) vacancies on the Board.

In connection with the vacancies created by the director resignations and the prior increase in the size of the Board, the Board appointed Ruby R. Chandy, C. Marc Doyle, Eleuthére I. du Pont, Rajiv L. Gupta, Luther C. Kissam, IV, Raymond J. Milchovich, Frank K. Clyburn, Terrence R. Curtin, Frederick M. Lowery and Steven M. Sterin as directors of the Company, in each case effective as of the completion of the Corteva Distribution. Effective as of June 1, 2019, the Committees of the Board were comprised of the following members:

Committee	Members
Audit Committee	Steven M. Sterin (Chairperson) Ruby R. Chandy Terrence R. Curtin Eleuthére I. du Pont Luther C. Kissam, IV

People and Compensation Committee	Rajiv L. Gupta (Chairperson) Alexander M. Cutler Frank K. Clyburn Frederick M Lowery Raymond J. Milchovich

Nomination and Governance Committee	Alexander M. Cutler (Chairperson) Frank K. Clyburn Terrence R. Curtin Eleuthére I. du Pont Luther C. Kissam, IV

Sustainability, Public Policy, Environment and Health and Safety Committee	Ruby R. Chandy (Chairperson) Rajiv L. Gupta Frederick M. Lowery Raymond J. Milchovich Steven M. Sterin

Appointment and Resignation of Executive Officers

Effective as of the completion of the Corteva Distribution, Edward D. Breen resigned from his position as the Company’s Chief Executive Officer, James C. Collins, Jr. resigned from his position as the Company’s Chief Operating Officer, Agriculture Division and Jeanmarie F. Desmond resigned from her position as the Company’s principal accounting officer (but not her position as the Company’s Chief Financial Officer). In connection with the foregoing officer resignations, the Board appointed C. Marc Doyle as the Company’s Chief Executive Officer, principal executive officer and principal operating officer and appointed Michael G. Goss as the Company’s principal accounting officer. Biographical information on each of Mr. Doyle, Ms. Desmond and Mr. Goss is set forth below:

Name – Age	Present Position with Registrant	Year Elected to Current Office	Other Business Experience since January 1, 2014
C. Marc Doyle, 49	Chief Executive Officer (principal executive officer & principal operating officer)	2019

DowDuPont: Served as Chief Operating Officer for Specialty Products Division from September 2017 until May 31, 2019.

E. I. du Pont de Nemours and Company (“Historical DuPont”): Served as Executive Vice President Electronics & Communications, Protection Solutions, Sustainable Solutions, Industrial Biosciences, Nutrition & Health, and Performance Materials businesses.

Jeanmarie F. Desmond, 52	Executive Vice President, Chief Financial Officer (principal financial officer)	2019

DowDuPont: Served as Co-Controller from September 2017 until March 31, 2019; Chief Financial Officer since April 1, 2019.

Historical DuPont: Served as Vice President & Controller from August 2015 until May 31, 2019; General Auditor and Chief Ethics & Compliance Leader September 2014 to July 2015; Director, Corporate Accounting and Reporting 2013 to 2014.

Michael G. Goss, 43	Vice President, Controller (principal accounting officer)	2019	DowDuPont: Served as Controller from April 1, 2019 until May 31, 2019. Historical DuPont: Served as Director of Corporate Accounting.

Entry into Amended and Restated Employment Agreement with Edward D. Breen, Executive Chairman

Effective June 1, 2019, the Company and Edward D. Breen entered into an amendment and restatement of his existing employment agreement. Among other changes to the agreement are that:

•	The expiration of the term of the agreement is changed from August 31, 2020 to December 31, 2020 or such later date as the parties may mutually agree.

•	Mr. Breen’s role will be Executive Chairman, and the Chief Executive Officer will report directly to Mr. Breen.

•

Mr. Breen’s annual base salary will be $1,000,000. He will be entitled to a 2020 annual cash bonus with a target value of 100% of base salary, pro-rated based on actual performance if his employment ends during 2020 upon or following the expiration of the term other than for cause as defined in the agreement. For

2020 he will be entitled to a long-term incentive with a grant date fair value of $9,000,000, and he will be deemed to remain eligible for retirement for purposes of determining his entitlement to such grant upon employment termination.

•

Mr. Breen will no longer be entitled to most of his existing cash severance and will instead be eligible for a retention benefit that is subject to a release of claims and generally conditioned upon his continued employment through the term of the agreement. The retention benefit is also payable, subject to execution of a release of claims, upon his earlier termination of employment by the Company without cause or by him for good reason as that term defined in the amended agreement, including a provision that whether he has good reason will be relative to circumstances prevailing immediately following the Corteva Distribution.

•

Mr. Breen will otherwise be entitled to his existing severance benefits (a pro-rata annual bonus and various non-cash benefits, such as financial and tax services) upon any employment termination other than by the Company for cause, subject to execution of a release of claims.

•	The non-competition provisions to which Mr. Breen is subject are modified to specifically identify enterprises competitive with the Company.

Adoption of DuPont Senior Executive Severance Plan

Effective as of June 1, 2019, the Board adopted the DuPont Senior Executive Severance Plan (the “SESP”). Each of the Company’s currently employed named executive officers (including Mr. Doyle but not Mr. Breen) and certain other officers, including Ms. Desmond, are eligible to participate in the SESP. The SESP provides that if a participant’s employment is terminated either by the Company without “cause” or by the participant for “good reason” (each term as defined in the SESP), the participant will be entitled to receive:

•	A lump sum cash payment equal to the applicable severance multiple (as described below) times the sum of the participant’s base salary and target annual bonus;

•	A lump sum cash payment equal to the pro-rated portion of the participant’s target (or, if greater, actual) annual bonus for the year of termination; and

•	Continued health, dental and vision benefits, financial counseling, tax preparation services and outplacement services through the benefits continuation period (as described below).

“Applicable severance multiple” means, with respect to the Company’s Chief Executive Officer, three (3) upon a qualifying termination occurring upon or within two years following a “change in control” (as defined in the SESP) and two (2) upon a qualifying termination occurring outside of such period; and with respect to any other participant, two (2) upon a qualifying termination occurring upon or within two years following a change in control and one and one half (1½) upon a qualifying termination occurring outside of such period.

“Benefits continuation period” means a period in years corresponding to the applicable multiple, subject to early cession on the date a participant becomes eligible to receive coverage on substantially similar terms from another employer or, in the case of outplacement services, the date on which the participant accepts an offer of full-time employment from a subsequent employer.

The provision of payments and benefits described above is conditioned upon the participants’ execution of a release of claims, as well as the participants’ agreement not to compete with the Company or solicit its employees or customers for one year following termination of employment (18 months for the Company’s Chief Executive Officer), and not to use or disclose the Company’s confidential information or disparage the Company at any time following termination of employment.

The SESP provides that if a participant receives any amount, whether under the SESP or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of those reduced payments exceeds the net amount that the participant would receive following imposition of the excise tax and all income and related taxes.

It is a condition to participation in the SESP that for any employment termination occurring on or before August 31, 2019, the participant waive any benefits otherwise payable under the Senior Executive Severance Plan or Key Employee Severance Plan of E. I. du Pont de Nemours and Company.

The foregoing description is qualified in its entirety by reference to the text of the SESP, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Non-Employee Director Compensation

Effective June 1, 2019, the Board approved a compensation program for its non-employee directors (the “Director Compensation Plan”). Each of the Company’s non-employee directors is eligible to participate in and receive the following remuneration under the Director Compensation Plan:

•	An annual cash retainer equal to $115,000; and

•	An annual equity retainer equal to $170,000 granted in the form of restricted stock units and settled upon departure from the Board.

Non-employee directors are also entitled to the following additional remuneration:

•	Lead director retainer equal to $50,000;

•	Audit Committee Chair retainer equal to $35,000;

•	People and Compensation Committee Chair retainer equal to $25,000; and

•	Other Committee Chair retainer equal to $20,000.

Pursuant to the Director Compensation Plan, each non-employee director is required to adhere to stock ownership guidelines equal to five times the annual cash retainer and hold all equity awards until the director leaves the Board. Non-employee directors are eligible to defer some or all of such cash compensation until they leave the Board, with such amounts deemed invested in cash or stock units pending distribution

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 1, 2019, the Board adopted the Fourth Amended and Restated Bylaws (the “A&R Bylaws”). At 12:02 a.m. on June 1, 2019 (immediately after the Corteva Distribution), the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) became effective and effected the one-for-three reverse stock split of the Company Common Stock (the “Reverse Stock Split”), which was previously approved by the Company’s stockholders and the Board on May 23, 2019. In addition, at 12:03 a.m. on June 1, 2019 (immediately after the Reverse Stock Split), the Second Amended and Restated Certificate of Incorporation (the “A&R Charter”) became effective and effected the change of the Company’s name from “DowDuPont Inc.” to “DuPont de Nemours, Inc.” (the “Name Change”).

The new CUSIP number for the Company Common Stock is 26614N102. The Company Common Stock will continue to trade on the New York Stock Exchange, but under the new symbol “DD” beginning on June 3, 2019. The A&R Bylaws reflect the Name Change, clarify the scope of the exclusive forum provision in Section 6.3 of the A&R Bylaws and include provisions regarding the new officer positions of Executive Chairman and Business President. Copies of the Charter Amendment, the A&R Charter and the A&R Bylaws are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated by reference herein.

Item 8.01	Other Events.

On June 1, 2019, the Board approved a $2.0 billion stock buyback program that will expire on June 1, 2021.

On June 3, 2019, the Company issued a press release announcing the completion of the Corteva Distribution, the completion of the Reverse Stock Split and the Name Change. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Company giving effect to the Corteva Distribution required by Article 11 of Regulation S-X, is attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit Number

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DowDuPont Inc.

3.2	Second Amended and Restated Certificate of Incorporation of DowDuPont Inc.

3.3	Fourth Amended and Restated Bylaws of DuPont de Nemours, Inc.

10.1*	SpecCo/AgCo Intellectual Property Cross-License Agreement, effective as of June 1, 2019, by and among DowDuPont Inc., Corteva, Inc. and the other parties identified therein.

10.2*	Letter Agreement, effective as of June 1, 2019 by and between DowDuPont Inc. and Corteva, Inc.

10.3*	Amended and Restated Tax Matters Agreement, effective as of June 1, 2019 by and among DowDuPont Inc., Corteva, Inc. and Dow Inc.

10.4**	DuPont Senior Executive Severance Plan, effective as of June 1, 2019

99.1	Press Release, dated June 3, 2019.

99.2	Unaudited Pro Forma Financial Information

*

Upon request by the Securities and Exchange Commission (the “SEC”), the Company hereby undertakes to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC. (Registrant)

By:	/s/ Jeanmarie F. Desmond
Name:	Jeanmarie F. Desmond
Title:	Executive Vice President, Chief Financial Officer

Date: June 3, 2019